UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2010

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 2, 2010, Mark Lewis and Michael Boustridge were elected to the Board of Directors (the “Board”) of Riverbed Technology, Inc. (the “Company”). The size of the Board was increased from seven to nine in connection with the election of Mr. Lewis and Mr. Boustridge.

Mr. Lewis will serve as a Class II director and will stand for reelection at the 2011 annual meeting of stockholders. Mr. Lewis was also appointed to serve on the Nominating/Corporate Governance Committee of the Board. Mr. Boustridge will serve as a Class III director and will stand for reelection at the 2012 annual meeting of stockholders. Mr. Boustridge was also appointed to serve on the Compensation Committee of the Board. Each of Mr. Lewis and Mr. Boustridge will enter into the Company’s standard form of indemnification agreement for its directors in connection with their election to the Board.

In connection with their election, Mr. Lewis and Mr. Boustridge each automatically received a stock option award to purchase 60,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2006 Director Option Plan. Mr. Lewis and Mr. Boustridge will also be eligible for the automatic stock option awards for non-employee directors called for by the 2006 Director Option Plan.

A press release announcing the appointment of Mr. Lewis was issued on February 2, 2010, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety. A press release announcing the appointment of Mr. Boustridge was issued on February 3, 2010, a copy of which is being filed as Exhibit 99.2 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 2, 2010, issued by the Company.

99.2	Press Release, dated February 3, 2010, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: February 4, 2010	By:	/s/ BRETT NISSENBERG
Brett Nissenberg General Counsel and Vice President of Corporate and Legal Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 2, 2010, issued by the Company.

99.2	Press Release, dated February 3, 2010, issued by the Company.